     As filed with the Securities and Exchange Commission on May 6,  1996
                                                       REGISTRATION NO. 333-
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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            --------------------

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                            --------------------

                            MEDAPHIS CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                           58-1651222
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

                            2700 CUMBERLAND PARKWAY
                                   SUITE 300
                             ATLANTA, GEORGIA 30339
   (Address, including zip code, of registrant's principal executive offices)

              MEDAPHIS CORPORATION NON-QUALIFIED STOCK OPTION PLAN
                      FOR EMPLOYEES OF ACQUIRED COMPANIES
                              (Full title of plan)

                               RANDOLPH G. BROWN
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                            2700 CUMBERLAND PARKWAY
                                   SUITE 300
                             ATLANTA, GEORGIA 30339
                                 (770) 319-3300
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:

                             ROBERT W. MILLER, ESQ.
                                KING & SPALDING
                              191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                             Proposed Maximum  Proposed Maximum    Amount of
                                                Amount to     Offering Price      Aggregate      Registration
Title of Securities to be Registered          be Registered    Per Share(1)   Offering Price(1)       Fee
- ---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share  . .     2,750,000        $43.50         $119,625,000       $41,250
- ---------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the high and low prices of Common Stock of Medaphis Corporation on May 2, 1996.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Certain Documents by Reference.

     The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

            (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed on April 1, 1996;

            (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995; and

            (c) The description of Medaphis common stock, par value $.01 per share ("Common Stock"), contained in the Registration Statement on Form 8-A/A dated March 28, 1995.

     All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.


Item 6.     Indemnification of Directors and Officers.

     The following summary is qualified in its entirety by reference to the complete text of the statute, Amended and Restated Certificate of Incorporation, as amended, Amended and Restated By-Laws and agreement referred to below.

     The Registrant's Amended and Restated By-Laws provide that each person who was or is made a party to, is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant (or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity), will be indemnified and held harmless by the Registrant to the fullest extent permitted by the Delaware General Corporation Law as it currently exists or is later amended.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

     In addition, the Registrant and Randolph G. Brown are parties to an agreement pursuant to which the Registrant has agreed to indemnify and hold harmless Mr. Brown to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or to such greater extent as such law may subsequently be amended.

     The Registrant maintains directors and officers liability insurance. Such policies have a deductible of $350,000 and an annual per occurrence and aggregate cap on coverage of $20 million.


Item 8.     Exhibits.

Exhibit            Description
- -------            -----------
4.1                Amended and Restated Certificate of Incorporation of Registrant.

4.2                Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated by reference to
                   Exhibit 3 of Registrant's Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31,
                   1993).

4.3                Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated by reference to
                   Exhibit 3.3 of Registrant's Registration Statement on Form 8-A/A, filed on March 28, 1995).

4.4                Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.5                Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.2 of Registrant's
                   1992 Form 10-K, File No. 000-19480).

5                  Opinion of King & Spalding regarding legality of shares being registered.

23.1               Consent of Deloitte & Touche LLP.

23.2               Consent of Price Waterhouse LLP.

23.3               Consent of Coopers & Lybrand LLP.

23.4               Consent of Arthur Andersen LLP.

23.5               Consent of King & Spalding (contained in the opinion filed as Exhibit 5).

99.1               Third Amendment to Medaphis Corporation Non-Qualified Stock Option Plan for Employees of Acquired
                   Companies.

99.2               Fourth Amendment to Medaphis Corporation Non-Qualified Stock Option Plan for Employees of Acquired
                   Companies.


Item 9.     Undertakings

     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such labilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Medaphis Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 6th day of May, 1996.


                                        MEDAPHIS CORPORATION


                                        By:  /s/ Randolph G. Brown
                                             ---------------------
                                             Randolph G. Brown
                                             Chairman, Chief Executive
                                             Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.


Signature                                       Title                                   Date
- ---------                                       -----                                   ----
/s/ Randolph G. Brown                           Chairman, Chief Executive               May 6, 1996
- -------------------------------------           Officer, President
Randolph G. Brown                               and Director



/s/ Michael R. Cote                             Senior Vice                             May 6, 1996
- -------------------------------------           President -- Finance,
Michael R. Cote                                 Chief Financial
                                                Officer and Assistant
                                                Secretary



/s/ James S. Douglass                           Corporate Controller                    May 6, 1996
- -------------------------------------           and Chief Accounting
James S. Douglass                               Officer



/s/ Robert C. Bellas, Jr.                       Director                                May 6, 1996
- -------------------------------------
Robert C. Bellas, Jr.


/s/ John A. Downer                              Director                                May 6, 1996
- -------------------------------------
John A. Downer


/s/ David R. Holbrooke, M.D.                    Director                                May 6, 1996
- -------------------------------------
David R. Holbrooke, M.D.


/s/ Dennis A. Pryor                             Director                                May 6, 1996
- -------------------------------------
Dennis A. Pryor


/s/ Richard H. Stowe                            Director                                May 6, 1996
- -------------------------------------
Richard H. Stowe

                                 EXHIBIT INDEX


Exhibit            Description                                                                                      Page
- -------            -----------                                                                                      ----
4.1                Amended and Restated Certificate of Incorporation of Registrant.                                  9

4.2                Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3 of Registrant's Quarterly Report on Form 10-Q for the
                   Quarterly Period Ended March 31, 1993).                                                          --

4.3                Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.3 of Registrant's Registration Statement on Form 8-A/A,
                   filed on March 28, 1995).                                                                        --

4.4                Certificate of Amendment of Amended and Restated Certificate of Incorporation.                   51

4.5                Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit
                   3.2 of Registrant's 1992 Form 10-K, File No. 000-19480).                                         --

5                  Opinion of King & Spalding regarding legality of shares being
                   registered.                                                                                      54


23.1               Consent of Deloitte & Touche LLP.                                                                57


23.2               Consent of Price Waterhouse LLP.                                                                 59


23.3               Consent of Coopers & Lybrand LLP.                                                                61


23.4               Consent of Arthur Andersen LLP.                                                                  63


23.5               Consent of King & Spalding
                   (contained in the opinion filed as Exhibit 5).                                                   --

99.1               Third Amendment to Medaphis Corporation Non-Qualified Stock Option Plan
                   for Employees of Acquired Companies.                                                             65


99.2               Fourth Amendment to Medaphis Corporation Non-Qualified Stock Option Plan
                   for Employees of Acquired Companies.                                                             68
